Exhibit 4.28D

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”), dated as of April 4, 2006, to (a) the Amended and Restated Loan and Security Agreement, dated as of December 1, 2005 (as amended and in effect from time to time, the “Loan Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement) by and among Credit Suisse, as administrative agent for the LC Facility, Bank of America, N.A., as administrative agent for the Revolving Facility and syndication agent for the LC Facility, Banc of America Securities LLC (“BAS”), as sole arranger under the Revolving Facility, Credit Suisse, as sole bookrunner under the LC Facility, Credit Suisse and BAS, as joint lead arrangers under the LC Facility, Clean Harbors, Inc., a Massachusetts corporation (“Parent”), the Canadian Borrowers, and each of the other Subsidiaries of Parent from time to time a party thereto (each such Subsidiary, together with Parent and Canadian Borrowers, a “Credit Party” and, collectively, “Credit Parties”) and (b) the Amended and Restated Security Agreement, dated as of December 1, 2005 (as amended and in effect from time to time, the “Security Agreement”), among Parent, various subsidiaries of Parent, U.S. Bank National Association, as trustee for the second lien note creditors and Credit Suisse, as collateral agent and administrative agent for the LC Facility.

W I T N E S S E T H:

WHEREAS, subsection 11.3 of the Loan Agreement permits the Loan Agreement to be amended from time to time;

WHEREAS, the Loan Agreement is being amended at the request of the Borrowers and to make certain technical amendments;

WHEREAS, the Security Agreement is being amended to make certain technical amendments;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE  Amendments.

(a)           Section 1.56 of the Loan Agreement shall be amended by deleting clause (f) thereof and changing the term “(g)” to “(f)”.

(b)           Section 5.1 of the Loan Agreement shall be amended by adding, in clause (xii) thereof, after the term “Accounts Collateral” appears, the following:  “; provided, however, that for the avoidance of doubt, to the extent such Proceeds and products shall be used by such U.S. Credit Party to purchase or otherwise obtain items (other than money or cash) in the ordinary course of business that would otherwise be classified as Non-Accounts Collateral, such Proceeds and products shall not be deemed to be Accounts Collateral”.

(c)           Section 5.2(a) of the Loan Agreement shall be amended by adding, in clause (xii) thereof, after the term “Canadian Accounts Collateral” appears, the following:  “; provided, however, that for the avoidance of doubt, to the extent such Proceeds and products shall be used by such Canadian Borrower to purchase or otherwise obtain items (other than money or cash) in the ordinary course of business that would otherwise be classified as Non-Accounts Collateral, such Proceeds and products shall not be deemed to be Canadian Accounts Collateral”.

(d)           Section 6.3(a) of the Loan Agreement shall be amended by adding, in the first sentence thereof, after the term “Receivables” appears, the following: “and the proceeds and products thereof”.

(e)           Section 6.3(e) of the Loan Agreement shall be amended by adding, in the first sentence thereof, after the term “Receivables” appears, the following: “and the proceeds and products thereof”.

(f)            Section 6.3(f) of the Loan Agreement shall be amended by replacing, in clause (ii) thereof, the words “Canadian Blocked Account” with “Deposit Account subject to a Deposit Account Control Agreement in favor of the Canadian Collateral Agent or the Accounts Collateral Agent”.

(g)           Section 11.3 of the Loan Agreement shall be amended by changing, in clause (d) thereof, the words “Majority Revolving Facility Lenders” to “Majority Revolving Lenders”.

(h)           Section 1.1 of the Security Agreement shall be amended by adding, in clause (xix) thereof, after the parenthetical, the following:  “; provided, however, that if any item of Collateral is sold or otherwise transferred by Parent or its Subsidiaries in the ordinary course of business such that such item gives rise to Accounts Collateral, such item shall not be deemed Collateral”.

SECTION TWO  Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) when, and only when the Administrative Agents shall have received counterparts of this Amendment executed by each Credit Party, the Administrative Agents and (i) with respect to the amendment described in clauses (a), (b), (c), (g) and (h) of Section One above, a number of Lenders sufficient to constitute the Majority Lenders and (ii) with respect to the amendments described in clauses (d), (e) and (f) of Section One above, a number of Lenders sufficient to constitute the Majority Revolving Lenders. The effectiveness of this Amendment (other than Sections Five, Six and

Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE  Representations and Warranties. In order to induce the Lenders and the Administrative Agents to enter into this Amendment, Borrowers represent and warrant to each of the Lenders and the Administrative Agents that after giving effect to this Amendment, (a) no Default or Event of Default exists or has occurred and is continuing; (b) after giving effect to this Amendment, no Default or Event of Default will exist or will have occurred and be continuing; and (c) all of the representations and warranties in the Loan Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION FOUR  Reference to and Effect on the Loan Agreement and the Security Agreement. On and after the Amendment No. 1 Effective Date, each reference in the Loan Agreement or Security Agreement, to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement or the Security Agreement, respectively, and in each of the Financing Agreements to “the Loan Agreement,”, “the Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement or Security Agreement, respectively, shall mean and be a reference to the Loan Agreement or Security Agreement, respectively, as amended by this Amendment. The Loan Agreement and each other Financing Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

SECTION FIVE  Costs, Expenses and Taxes. Borrowers agree to pay all reasonable costs and expenses of the Administrative Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, in accordance with the terms of the Loan Agreement.

SECTION SIX  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

[Signature Pages Follow]

CREDIT PARTIES

CLEAN HARBORS, INC.

ALTAIR DISPOSAL SERVICES, LLC

BATON ROUGE DISPOSAL, LLC

BRIDGEPORT DISPOSAL, LLC

CH INTERNATIONAL HOLDINGS, INC.

CLEAN HARBORS ANDOVER, LLC

CLEAN HARBORS ANTIOCH, LLC

CLEAN HARBORS ARAGONITE, LLC

CLEAN HARBORS ARIZONA, LLC

CLEAN HARBORS OF BALTIMORE, INC.

CLEAN HARBORS BATON ROUGE, LLC

CLEAN HARBORS BDT, LLC

CLEAN HARBORS BUTTONWILLOW, LLC

CLEAN HARBORS CHATTANOOGA, LLC

CLEAN HARBORS COFFEYVILLE, LLC

CLEAN HARBORS COLFAX, LLC

CLEAN HARBORS DEER PARK, L.P.

CLEAN HARBORS DEER TRAIL, LLC

CLEAN HARBORS DISPOSAL SERVICES, INC.

CLEAN HARBORS FINANCIAL SERVICES COMPANY

CLEAN HARBORS FLORIDA, LLC

CLEAN HARBORS GRASSY MOUNTAIN, LLC

CLEAN HARBORS KANSAS, LLC

CLEAN HARBORS LAPORTE, L.P.

CLEAN HARBORS LAUREL, LLC

By:         /s/ Stephen Moynihan

Title:          Senior Vice President

CLEAN HARBORS LONE MOUNTAIN, LLC

CLEAN HARBORS LONE STAR CORP.

CLEAN HARBORS LOS ANGELES, LLC

CLEAN HARBORS (MEXICO), INC.

CLEAN HARBORS OF TEXAS, LLC

CLEAN HARBORS PECATONICA, LLC

CLEAN HARBORS PLAQUEMINE, LLC

CLEAN HARBORS PPM, LLC

CLEAN HARBORS REIDSVILLE, LLC

CLEAN HARBORS SAN JOSE, LLC

CLEAN HARBORS TENNESSEE, LLC

CLEAN HARBORS WESTMORLAND, LLC

CLEAN HARBORS WHITE CASTLE, LLC

CROWLEY DISPOSAL, LLC

DISPOSAL PROPERTIES, LLC

GSX DISPOSAL, LLC

HARBOR MANAGEMENT CONSULTANTS, INC.

HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

HILLIARD DISPOSAL, LLC

NORTHEAST CASUALTY REAL PROPERTY, LLC

ROEBUCK DISPOSAL, LLC

SAWYER DISPOSAL SERVICES, LLC

SERVICE CHEMICAL, LLC

TULSA DISPOSAL, LLC

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC

By:         /s/ Stephen Moynihan

Title:          Senior Vice President

CLEAN HARBORS OF BRAINTREE, INC.

CLEAN HARBORS OF NATICK, INC.

CLEAN HARBORS SERVICES, INC.

MURPHY’S WASTE OIL SERVICE, INC.

CLEAN HARBORS KINGSTON FACILITY CORPORATION

CLEAN HARBORS OF CONNECTICUT, INC.

SPRING GROVE RESOURCE RECOVERY, INC.

CH CANADA HOLDINGS CORP.

CH CANADA GP, INC.

CLEAN HARBORS CANADA LP

CLEAN HARBORS CANADA, INC.

CLEAN HARBORS QUEBEC, INC.

CLEAN HARBORS MERCIER, INC.

510127 N.B. INC.

By:         /s/ Stephen Moynihan

Title:          Senior Vice President

REVOLVING ADMINISTRATIVE AGENT,
ACCOUNTS COLLATERAL AGENT AND
US REVOLVING LENDER

BANK OF AMERICA, N.A.,

Individually and as Agent

By:              /s/ Christopher M. O’Halloran

Title:                   Vice President

CANADIAN COLLATERAL AGENT
AND CANADIAN LENDER

BABC GLOBAL FINANCE, INC.,

Individually and as Agent

By:                /s/ Jim Hitchcock

Title:                Vice President

LC FACILITY ADMINISTRATIVE AGENT
AND LC FACILITY COLLATERAL AGENT

CREDIT SUISSE,

Cayman Islands branch

By:        /s/ Vanessa Gomez

Title:           Vice President

By:             /s/ Karim Blasetti

Title:               Associate

AS AN LC FACILITY LENDER

CREDIT SUISSE,

Cayman Islands branch

By:        /s/ Vanessa Gomez

Title:           Vice President

By:             /s/ Karim Blasetti

Title:               Associate